Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST		Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688

FOR IMMEDIATE RELEASE
CONTACT:	Charles Boyle	October 23, 2008
Chief Financial Officer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS 2008 THIRD QUARTER FINANCIAL RESULTS

KING OF PRUSSIA, PA- Universal Health Realty Income Trust (NYSE:UHT) announced today that for the quarter ended September 30, 2008, net income was $4.2 million, or $.35 per diluted share, as compared to $4.4 million, or $.37 per diluted share, during the same quarter in the prior year. For the nine-month period ended September 30, 2008, net income was $12.5 million, or $1.05 per diluted share, as compared to $18.2 million, or $1.53 per diluted share, during the comparable nine-month period of the prior year.

Funds from operations (“FFO”) increased 5% to $7.6 million, or $.64 per diluted share, during the three-month period ended September 30, 2008 as compared $7.2 million, or $.61 per diluted share, during the comparable quarter of the prior year. FFO were $22.4 million, or $1.88 per diluted share, during the nine-month period ended September 30, 2008 as compared to $22.0 million, or $1.85 per diluted share, during the comparable nine-month period of the prior year.

Favorably impacting net income during the nine-month period ended September 30, 2007 was a combined gain of $4.3 million, or $.36 per diluted share, consisting of: (i) a gain of $2.3 million, or $.19 per diluted share, realized on the sale of a medical office building (included in income from discontinued operations); (ii) a gain of $1.7 million, or $.15 per diluted share, related to the recovery of replacement real estate assets in connection with the previously disclosed Chalmette Medical Center asset exchange and substitution transaction, and; (iii) a gain of $252,000, or $.02 per diluted share, resulting from the sale of real property by an unconsolidated LLC. After deducting the gains identified above, net income, as adjusted, for the nine-month period ended September 30, 2007 was $13.9 million, or $1.17 per diluted share.

During the third quarter of 2008, we invested $2.3 million for a 95% non-controlling ownership interest in a LLC that purchased the Vista Medical Terrace and The Sparks Medical Building located in Sparks, Nevada. Both of these medical office buildings (“MOBs”) are located on the campus of Northern Nevada Medical Center, an acute care hospital owned and operated by a wholly-owned subsidiary of UHS. Also during the third quarter of 2008, we opened the newly constructed Palmdale Medical Plaza located in Palmdale, California, on the campus of an acute care hospital currently under construction by a wholly-owned subsidiary of UHS. As of September 30, 2008, construction continues on two MOBs, which are owned by LLCs in which we hold non-controlling majority ownership interests, as follows: (i) Summerlin Hospital Medical Office Building III located in Las Vegas, Nevada, which is scheduled to be completed and opened during the fourth quarter of 2008, and; (ii) Deer Valley Medical Office Building III located in Phoenix, Arizona, which is scheduled to be completed and opened during the first quarter of 2009.

The third quarter dividend of $.585 per share was paid on September 30, 2008. At September 30, 2008, our shareholders’ equity was $152.6 million and our liabilities for borrowed funds were $59.0 million, including mortgage debt of consolidated entities, which is non-recourse to us, totaling $23.3 million.

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, behavioral healthcare facilities, rehabilitation hospitals, sub-acute care facilities, surgery centers, childcare centers and medical office buildings. We have forty-eight real estate investments in fourteen states.

Funds from operations, is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, we believe that information regarding FFO is helpful to shareholders and potential investors. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income determined in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) as an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) as a measure of our liquidity; (iv) nor is FFO an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO is shown below.

The matters discussed in this report, as well as the news releases issued from time to time by us, include certain statements containing the words “believes”, “anticipates”, “intends”, “expects” and words of similar import, which constitute “forward-looking statements” within the meaning of Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three and Nine Months Ended September 30, 2008 and 2007

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues:
Base rental - UHS facilities	$3,347	$3,067	$9,505	$9,182
Base rental - Non-related parties	2,559	2,324	7,399	7,033
Bonus rental - UHS facilities	898	926	2,969	2,998
Tenant reimbursements and other - Non-related parties	584	565	1,669	1,714
Tenant reimbursements and other - UHS facilities	38	23	100	100

	7,426	6,905	21,642	21,027

Expenses:
Depreciation and amortization	1,517	1,327	4,372	3,836
Advisory fees to UHS	408	355	1,151	1,062
Other operating expenses	1,211	1,083	3,516	3,299

	3,136	2,765	9,039	8,197

Income before equity in income of unconsolidated limited liability companies (“LLCs”), property damage recovered from UHS (Chalmette) and interest expense	4,290	4,140	12,603	12,830
Equity in income of unconsolidated LLCs (including recognition of gain on sale of real property of $252 during the nine months ended September 30, 2007)	567	692	1,608	2,340
Replacement property recovered from UHS - Chalmette	—	20	—	1,748
Interest expense	(651)	(438)	(1,688)	(1,233)

Income from continuing operations	4,206	4,414	12,523	15,685
Income from discontinued operations, net (including gain on sale of real property of $2,270 during the nine months ended September 30, 2007)	—	16	—	2,527

Net income	$4,206	$4,430	$12,523	$18,212

Basic earnings per share:
From continuing operations	$0.35	$0.37	$1.06	$1.33
From discontinued operations	$0.00	$0.00	$0.00	$0.21

Total basic earnings per share	$0.35	$0.37	$1.06	$1.54

Diluted earnings per share:
From continuing operations	$0.35	$0.37	$1.05	$1.32
From discontinued operations	$0.00	$0.00	$0.00	$0.21

Total diluted earnings per share	$0.35	$0.37	$1.05	$1.53

Weighted average number of shares outstanding - Basic	11,855	11,835	11,849	11,811
Weighted average number of share equivalents	37	36	37	63

Weighted average number of shares and equivalents outstanding - Diluted	11,892	11,871	11,886	11,874

Calculation of Funds From Operations (“FFO”):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net income	$4,206	$4,430	$12,523	$18,212
Plus: Depreciation and amortization expense:
Consolidated investments	1,497	1,316	4,314	3,806
Unconsolidated affiliates	1,882	1,484	5,532	4,274
Less: Gain on sale of real property - discontinued operations	—	—	—	(2,270)
Gain on LLC’s sale of real property	—	—	—	(252)
Gain on asset exchange and substitution agreement with UHS - Chalmette	—	(20)	—	(1,748)

Funds from operations (FFO)	$7,585	$7,210	$22,369	$22,022

Funds from operations (FFO) per share - Basic	$0.64	$0.61	$1.89	$1.86

Funds from operations (FFO) per share - Diluted	$0.64	$0.61	$1.88	$1.85

Dividend paid per share	$0.585	$0.575	$1.750	$1.720

Universal Health Realty Income Trust

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	September 30, 2008	December 31, 2007
Assets:

Real Estate Investments:
Buildings and improvements	$195,149	$178,655
Accumulated depreciation	(64,856)	(60,627)

	130,293	118,028
Land	19,348	18,258
Construction in progress	—	7,511

Net Real Estate Investments	149,641	143,797

Investments in and advances to limited liability companies (“LLCs”)	55,053	52,030

Other Assets:
Cash and cash equivalents	1,529	1,131
Base and bonus rent receivable from UHS	1,917	960
Rent receivable - other	731	746
Deferred charges, notes receivable and intangible and other assets, net	6,315	1,085

Total Assets	$215,186	$199,749

Liabilities and Shareholders’ Equity:

Liabilities:
Line of credit borrowings	$35,700	$16,800
Mortgage notes payable, non-recourse to us	6,942	3,717
Mortgage and other loans payable of consolidated LLCs, non-recourse to us	16,312	16,100
Accrued interest	143	125
Accrued expenses and other liabilities	2,389	1,874
Tenant reserves, escrows, deposits and prepaid rents	920	741

Total Liabilities	62,406	39,357

Minority interests	150	87

Shareholders’ Equity:
Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2008 - 11,862,429; 2007 -11,841,938	119	118
Capital in excess of par value	189,180	188,638
Cumulative net income	339,588	327,065
Cumulative dividends	(376,257)	(355,516)

Total Shareholders’ Equity	152,630	160,305

Total Liabilities and Shareholders’ Equity	$215,186	$199,749